UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2021

M3-Brigade Acquisition II Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40162	86-1359752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway—19th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

(212) 202-2200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	MBAC.U	The New York Stock Exchange
Class A Ordinary Shares included as part of the units	MBAC	The New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	MBAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 .

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Securities and Exchange Commission (the “SEC”) has recently issued a number of comment letters indicating that securities which are subject to possible redemption, such as the Class A common stock (the “Public Shares”) of M3-Brigade Acquisition II Corp. (the “Company”), should be recorded at redemption amount and classified as temporary equity in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity” (the “SEC Guidance”). At issuance on March 8, 2021, the Public Shares were classified by the Company as permanent equity and the Company continued to classify the Public Shares as permanent equity in its quarterly unaudited financial statements and related footnotes, as of, and for the periods ended, March 31, 2021 and June 30, 2021 (the “Quarterly Reports”). For a full description of the Public Shares, please refer to the Company’s final prospectus filed in connection with its initial public offering (“IPO”) on March 3, 2021.

On November 15, 2021, the audit committee of the board of directors of the Company (the “Audit Committee”) determined, after considering information provided by the Company’s management and the Company’s independent registered public accounting firm, Marcum LLP, that the Public Shares should be recognized outside of permanent equity for all reporting periods in order to align with the SEC Guidance because the Company does not have control of the outcome which could give rise the redemption. If originally recorded outside of permanent equity, the Public Shares would have been measured at the full redemption value at each reporting date, with changes in recorded value recognized as a charge against paid in capital and accumulated deficit earnings in the period of change (which only occurred at the date of the IPO). The Audit Committee also determined that the Quarterly Reports and the Company’s audited balance sheet as of March 8, 2021 as reported in the Company’s Form 8-K filed on March 12, 2021 should no longer be relied upon due to these changes and should be restated.

The Company has filed its quarterly unaudited financial statements and related footnotes as of and for the period ended September 30, 2021 (the “Third Quarter Filing”) reflecting this reclassification of the Public Shares as temporary equity. The adjustments to the financial statement items for the periods ended March 8, 2021, March 31, 2021 and June 30, 2021 are set forth in the financial statements included in the Third Quarter Filing, including a description of the restatement and its impact on previously reported amounts.

Going forward, the Company intends to classify the Public Shares outside of permanent equity for so long as they remain subject to possible redemption. As a result, the Company expects to measure the Public Shares at full redemption value at each relevant reporting date, with changes in recorded value recognized as a charge against paid in capital and accumulated deficit earnings in the period of change (which only occurred at the date of the IPO).

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M3-BRIGADE ACQUISITION II CORP.

Date: November 17, 2021	By:	/s/ Mohsin Y. Meghji
	Name:	Mohsin Y. Meghji
	Title:	Chairman and Chief Executive Officer